SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3221585
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

487 East Middlefield Road	94043
(Address of principal executive offices)	(Zip code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Stock Purchase Rights

(Title of Class)

Item 1:    Description of Registrant’s Securities to be Registered:

Reference is hereby made to the Registration Statement on Form 8-A, dated September 30, 2002 (the “Original Form 8-A”), filed with the Securities and Exchange Commission (the “Commission”) by VeriSign, Inc., a Delaware corporation (the “Company”), relating to the rights (the “Rights”) distributed to the stockholders of the Company in connection with the Rights Agreement, dated as of September 27, 2002 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the “Rights Agent”). The Original Form 8-A is incorporated herein by reference.

On February 11, 2003, the board of directors of the Company authorized the Amendment to Rights Agreement, dated as of February 11, 2003 (the “Amendment”), between the Company and the Rights Agent.

The Amendment amends Section 1(a) of the Rights Agreement to provide that any Person (as defined in the Rights Agreement) who or which, together with all Affiliates and Associates (each as defined in the Rights Agreement) of such Person, shall be the Beneficial Owner (as defined in the Rights Agreement) of 20% or more of the Common Shares of the Company then outstanding shall be an “Acquiring Person,” subject to certain exceptions.

The Rights Agreement is filed as Exhibit 4.01 to the Original 8-A and is incorporated by reference as Exhibit 4.01 hereto. The Amendment is attached hereto as Exhibit 4.02. The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto, which are incorporated herein by reference.

Item 2:    Exhibits

4.01.

Rights Agreement dated September 27, 2002 between registrant and Mellon Investor Services LLC as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Rights Certificate. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed on September 30, 2002.)

4.02.	Amendment to Rights Agreement, dated as of February 11, 2003, by and between registrant and Mellon Investor Services LLC as Rights Agent.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 18, 2003	VERISIGN, INC.

	By:	/s/ JAMES M. ULAM
James M. Ulam Senior Vice President, General Counsel

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EXHIBIT INDEX

Exhibit
4.01

Rights Agreement dated September 27, 2002 between registrant and Mellon Investor Services LLC as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Summary of Stock Purchase Rights and as Exhibit C the Form of Rights Certificate. (Incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form 8-A filed on September 30, 2002.)

4.02	Amendment to Rights Agreement, dated as of February 11, 2003, by and between registrant and Mellon Investor Services LLC as Rights Agent.

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